State of Delaware
                        Office of the Secretary of State


         I, EDWARD J. FREEL, SECRETARY OF  STATE OF THE  STATE  OF  DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY  OF  THE  CERTIFICATE  OF

OWNERSHIP, WHICH MERGES:

         "TREEV, INC.", A DELAWARE CORPORATION,

         WITH AND INTO "NETWORK IMAGING CORPORATION" UNDER

THE NAME OF "TREEV, INC.", A CORPORATION ORGANIZED AND EXISTING

UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED

IN THIS OFFICE THE FIFTH DAY OF MAY, A.D. 1998, AT 4:05 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAD BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                   TREEV, INC.
                        INTO NETWORK IMAGING CORPORATION
                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)


Network Imaging Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: The Corporation is incorporated pursuant to the General Cor-poration Law of the State of Delaware.

         SECOND: The Corporation owns all of the outstanding shares of each class of the capital stock of TREEV, Inc., a Delaware corporation.

         THIRD: The Corporation, by the following resolutions of its Board of Directors, duly adopted on May 5, 1998, determined to merge its subsidiary, TREEV, Inc., with and into the Corporation on the conditions set forth in such resolutions:

                  RESOLVED, that the Corporation merge its subsidiary, TREEV, Inc., with and into the Corporation and assume all of said subsidiary's liabilities and obligations;

                  RESOLVED, that upon the effective date of the merger with its subsidiary, the name of the Corporation be changed to TREEV, Inc.;

                  RESOLVED, that the officers of the Corporation be, and each of them hereby is, directed to execute and acknowledge a certificate of ownership and merger including the resolutions of the Board of Directors of the Corporation to (i) merge TREEV, Inc. with and into the Corporation and assume its responsibilities and obligations and (ii) change the Corporation's name to TREEV, Inc., and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of the County of New Castle.

         FOURTH: The name of the Corporation following the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware shall be changed to TREEV, Inc.

         FIFTH: Article I of the Certificate of Incorporation of the Cor-poration is hereby amended to read as follows: "The name of the Corporation is TREEV, Inc."

         IN WITNESS THEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Julia A. Bowen, its authorized officer, this 5th day of May, 1998.


                                          NETWORK IMAGING CORPORATION

                                          By: _______________________
                                                  Julia A. Bowen
                                             Vice President and General Counsel